Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the yearly report of SunOpta Inc., (the "Company), on Form 10-K for the year ended December 31, 2006, (the "Report"), I, Steven R. Bromley, President and Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.     The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: February 16, 2007

"Steven R. Bromley"
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not be deemed to be filed under the Exchange Act by the Company or the certifying officer.